Exhibit 99.1
Educationcity Limited
Consolidated Financial Statements as of March 31, 2010 (unaudited) and
December 31, 2009 and 2008, for the three months ended
March 31, 2010 and 2009 (unaudited), and for the years ended
December 31, 2009 and 2008, and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
Educationcity Limited
We have audited the accompanying consolidated balance sheets of Educationcity Limited and Subsidiaries (the “Company”) as of December 31, 2009 and 2008 and the related consolidated statements of operations, changes in equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Educationcity Limited and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE LLP
London, UK
July 30, 2010

EDUCATIONCITY LIMITED
CONSOLIDATED BALANCE SHEETS

	As of March 31,	As of December 31,
	2010	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	£5,023,311	£4,336,481	£3,004,695
Accounts receivable	3,399,244	2,229,854	1,389,063
Deferred tax assets	863,591	737,053	584,555
Prepaid expenses and other current assets	268,811	223,692	190,115

Total	9,554,957	7,527,080	5,168,428
Property and equipment, net	298,672	271,436	84,954
Long-term deferred tax assets	630,515	427,360	182,185
Other long-term assets	16,399	15,581	10,525

Total assets	£10,500,543	£8,241,457	£5,446,092

Liabilities and Equity (Deficit)
Current liabilities:
Accounts payable	£355,632	£257,065	£203,336
Dividends payable	—	120,000	—
Accrued employee-related expenses	2,328,836	1,114,655	1,177,078
Other accrued expenses	111,020	10,898	11,674
Deferred revenue	6,200,695	4,983,614	3,586,710

Total	8,996,183	6,486,232	4,978,798
Long-term deferred tax liabilities	16,647	16,647	—
Long-term deferred revenue	3,579,414	3,084,164	1,751,817

Total liabilities	12,592,244	9,587,043	6,730,615
Commitments and contingencies (Note 6)
Equity (deficit):
Common stock (£1.00 par value, 1,000,000 shares authorized, 100 shares issued and outstanding at March 31, 2010 and December 31, 2009 and 2008)	100	100	100
Additional paid-in capital	416,673	416,673	172,379
Accumulated other comprehensive loss	(368,278)	(299,221)	(354,959)
Accumulated deficit	(2,038,879)	(1,392,230)	(1,102,043)

Total Educationcity Limited stockholders’ deficit	(1,990,384)	(1,274,678)	(1,284,523)
Noncontrolling interest	(101,317)	(70,908)	—

Total deficit	(2,091,701)	(1,345,586)	(1,284,523)

Total liabilities and deficit	£10,500,543	£8,241,457	£5,446,092

See the accompanying notes to the consolidated financial statements.

EDUCATIONCITY LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,		Years ended December 31,
	2010	2009	2009	2008
	(unaudited)
Revenue	£1,631,582	£1,245,825	£5,482,958	£3,910,146
Cost of revenue	218,036	179,501	772,566	639,747

Gross profit	1,413,546	1,066,324	4,710,392	3,270,399
Operating Expenses:
Sales and marketing	744,942	547,115	2,718,964	1,645,311
Content development	103,496	59,817	327,865	226,858
General and administrative	1,584,873	788,209	2,411,740	2,235,716

Total	2,433,311	1,395,141	5,458,569	4,107,885

Loss from operations	(1,019,765)	(328,817)	(748,177)	(837,486)

Other income (expense):
Interest income	1,151	9,396	52,043	96,963
Foreign currency gain (loss), net	106,090	21,833	(104,671)	254,804

Total	107,241	31,229	(52,628)	351,767

Net loss before income taxes	(912,524)	(297,588)	(800,805)	(485,719)
Benefit from income taxes	(243,143)	(163,505)	(440,007)	(204,320)

Net loss	(669,381)	(134,083)	(360,798)	(281,399)
Less net loss attributable to noncontrolling interest	(22,732)	(9,205)	(70,611)	—

Net loss attributable to Educationcity Limited	£(646,649)	£(124,878)	£(290,187)	£(281,399)

See the accompanying notes to the consolidated financial statements.

EDUCATIONCITY LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

						Total
				Accumulated		Educationcity
			Additional	other		Limited
	Common stock		paid-in	comprehensive	Accumulated	stockholders’	Noncontrolling	Total
	Shares	Amount	capital	income (loss)	deficit	deficit	interest	deficit
Balance at December 31, 2007	100	£100	£82,005	£(151,054)	£(820,644)	£(889,593)	£—	£(889,593)
Share-based compensation	—	—	211,874	15,079	—	226,953	—	226,953
Dividends on common stock	—	—	(121,500)	—	—	(121,500)	—	(121,500)

Components of comprehensive loss:
Net loss	—	—	—	—	(281,399)	(281,399)	—	(281,399)
Foreign currency translation	—	—	—	(218,984)	—	(218,984)	—	(218,984)

Total comprehensive loss						(500,383)	—	(500,383)

Balance at December 31, 2008	100	100	172,379	(354,959)	(1,102,043)	(1,284,523)	—	(1,284,523)
Share-based compensation	—	—	364,294	11,065	—	375,359	(3,476)	371,883
Dividends on common stock	—	—	(120,000)	—	—	(120,000)	—	(120,000)
Components of comprehensive loss:
Net loss	—	—	—	—	(290,187)	(290,187)	(70,611)	(360,798)
Foreign currency translation	—	—	—	44,673	—	44,673	3,179	47,852

Total comprehensive loss						(245,514)	(67,432)	(312,946)

Balance at December 31, 2009	100	100	416,673	(299,221)	(1,392,230)	(1,274,678)	(70,908)	(1,345,586)

Unaudited:

Components of comprehensive loss:
Net loss	—	—	—	—	(646,649)	(646,649)	(22,732)	(669,381)
Foreign currency translation	—	—	—	(69,057)	—	(69,057)	(7,677)	(76,734)

Total comprehensive loss						(715,706)	(30,409)	(746,115)

Balance at March 31, 2010	100	£100	£416,673	£(368,278)	£(2,038,879)	£(1,990,384)	£(101,317)	£(2,091,701)

See the accompanying notes to the consolidated financial statements.

EDUCATIONCITY LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,		Years ended December 31,
	2010	2009	2009	2008
	(unaudited)
Cash flows from operating activities
Net loss	£(669,381)	£(134,083)	£(360,798)	£(281,399)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,479	20,396	79,759	31,102
Share-based compensation	—	—	371,883	226,953
Deferred income taxes	(258,818)	(163,505)	(450,876)	(235,447)
Changes in operating assets and liabilities:
Accounts receivable	(1,094,894)	(791,412)	(900,399)	(323,234)
Prepaid expenses and other	(38,996)	88,056	(44,738)	(85,796)
Accounts payable	96,771	56,341	55,877	12,418
Accrued expenses	1,307,046	(3,361)	(59,580)	249,545
Deferred revenue	1,521,806	989,883	2,888,302	1,786,348

Net cash provided by operating activities	888,013	62,315	1,579,430	1,380,490

Cash flows from investing activities
Purchase of property and equipment	(46,347)	(9,203)	(271,800)	(55,490)

Net cash used in investing activities	(46,347)	(9,203)	(271,800)	(55,490)

Cash flows from financing activities
Dividends on common stock	(120,000)	—	—	(121,500)

Net cash used in financing activities	(120,000)	—	—	(121,500)

Effect of foreign exchange on cash and cash equivalents	(34,836)	(13,914)	24,156	(204,446)

Net change in cash and cash equivalents	686,830	39,198	1,331,786	999,054
Beginning of period	4,336,481	3,004,695	3,004,695	2,005,641

End of period	£5,023,311	£3,043,893	£4,336,481	£3,004,695

Supplemental information
Cash paid for income taxes	£—	£—	£31,181	£29,800

Dividends declared but not yet paid	£—	£—	£120,000	£—

See the accompanying notes to the consolidated financial statements.

EDUCATIONCITY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. ORGANIZATION
Educationcity Limited (the “Company”) is incorporated in England & Wales under the Companies Act 2006 (previously the Companies Act 1985) and domiciled in the United Kingdom. The Company is a developer and publisher of educational content with offices in Naperville, Illinois, United States of America and Rutland, United Kingdom. The Company provides standards-based instruction, practice, assessments and productivity tools that improve the performance of educators and students via proprietary web-based platforms.
These financial statements are presented in pounds sterling, the functional currency of the Company. The functional currency of the United States of America subsidiary is U.S. dollars. Additionally, these financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and, as such, do not constitute the Company’s statutory financial statements for the periods presented.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Consolidation — The accompanying consolidated financial statements include the balances and results of operations of the Company and its U.S. subsidiary, which is majority owned by the Company and over which the Company exercises control. The noncontrolling interest in the U.S. subsidiary is owned by an employee of that subsidiary that received his shares through a share-based compensation arrangement. The Company has presented the noncontrolling interest of the U.S. subsidiary as a component of equity (deficit) in the consolidated balance sheets and the net losses attributable to the noncontrolling interest on the consolidated statements of operations. All intercompany balances and transactions have been eliminated in consolidation.
Unaudited Interim Financial Information — The accompanying consolidated balance sheet as of March 31, 2010, the consolidated statements of operations and cash flows for the three months ended March 31, 2010 and 2009, and the consolidated statement of changes in equity (deficit) for the three months ended March 31, 2010 (the “interim financial statements”) are unaudited. These interim financial statements have been prepared in accordance with U.S. GAAP for interim financial information. Accordingly, these interim financial statements do not include all of the information and footnotes required by U.S. GAAP to be considered “complete financial statements.” However, in the opinion of the Company’s management, the interim financial statements and footnotes contain all adjustments, including normal recurring adjustments, considered necessary for the fair presentation of the Company’s consolidated financial information as of, and for, the periods presented. The results for the three months ended March 31, 2010 are not necessarily indicative of the results to be expected for the year ending December 31, 2010. All references to March 31, 2010 or to the three months ended March 31, 2010 and 2009 in the notes to the consolidated financial statements are unaudited.
Estimates — Management uses estimates and assumptions in preparing financial statements in accordance with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported sales and expenses. Accordingly, actual results could differ from the estimates that were used.
Revenue Recognition — The Company generates revenue from customer subscriptions to standard-based instruction, practice, assessments and productivity tools and from training fees for customer training sessions.
Revenue is recognized when all of the following conditions are satisfied: there is persuasive evidence of an arrangement, the customer has access to full use of the product, the collection of the fees is reasonably assured, and the amount of the fees to be paid by the customer is fixed or determinable. The Company’s arrangements do not contain general rights of return.

Revenue from customer subscriptions is recognized ratably over the subscription term beginning on the commencement date of each subscription. The average subscription term is 17 months, and all subscriptions are on a noncancelable basis. When additional months are offered as a promotional incentive, those months are included as part of the subscription term. As part of their subscriptions, customers generally benefit from new features and functionality with each release at no additional cost. The Company does not incur significant up-front costs related to providing its products and services and therefore does not defer any expenses.
Cost of Revenue — Cost of revenue includes the cost to host the Company’s products and make them available to its customers. A significant portion of the cost of revenue includes salaries and related costs of engineering employees and contractors who maintain the Company’s servers and technical equipment and work on the Company’s web-based hosted platform. Other costs include facility costs for the Company’s web platform servers and routers and network monitoring costs.
Operating Expenses — Operating expenses consist of sales and marketing, content development and general and administrative expense. Sales and marketing expense consists primarily of salaries and related costs for the Company’s sales teams, marketing and customer service, as well as marketing and promotion costs. Content development expense consists primarily of salaries and related costs for employees who create the content for the Company. General and administrative expense consists primarily of salaries, payroll taxes, bonus and pension expense earned by the three directors of the Company, as well as rent, insurance, depreciation and other corporate expenses.
Cash and Cash Equivalents — Cash and cash equivalents include highly liquid short-term investments purchased with original maturities of three months or less.
Accounts Receivable — Accounts receivable represents amounts billed to customers. Accounts receivable are carried at cost, less an allowance for doubtful accounts, which is based on management’s assessment of the collectability of accounts receivable. The Company extends unsecured credit to its customers in the ordinary course of business, but mitigates the associated credit risk by performing ongoing credit evaluations of its customers. The vast majority of the Company’s customers are public schools, which receive their funding from various government agencies. The Company evaluates the adequacy of the allowance for doubtful accounts based on a specific customer review of the outstanding accounts receivables. The Company did not record an allowance for doubtful accounts as of March 31, 2010 (unaudited) and December 31, 2009 and 2008.
Property and Equipment — Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization on property and equipment is recognized over the assets estimated useful lives using the straight-line method. The estimated useful lives of property and equipment are as follows:

Estimated useful life
Furniture and fixtures	4 years
Office equipment	4 years
Computer software	4 years
Leasehold improvements	Lesser of the lease term or useful life
Major enhancements or replacements of property and equipment are capitalized. Maintenance repairs and minor replacements are charged to expense as incurred. The cost of property and equipment sold or retired and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in operating expenses.
Long-Lived Assets — Long-lived assets are reviewed for impairment when events or changes in circumstances indicate the carrying amount may not be recoverable. If impairment indicators exist, an assessment of undiscounted future cash flows to be generated by such assets is made. If the results of the analysis indicate impairment, the assets are adjusted to fair market value. No impairment loss was identified for long-lived assets in any of the periods presented.

Director’s Bonus Plan — The Company has a discretionary director bonus plan which allows the Board of Directors to approve a bonus to the Company’s directors from time to time. Director bonus expense was £1,056,294 and £56,400 for the three months ended March 31, 2010 and 2009 (unaudited), respectively, and £1,033,938 and £1,143,641 for the years ended December 31, 2009 and 2008, respectively.
Foreign Currency Translation — On consolidation, the U.S subsidiary’s balance sheets and statements of operations are translated at spot and average exchange rates, respectively, with any resulting translation adjustment included in accumulated other comprehensive loss. The Company has an intercompany revolving loan to its U.S. subsidiary where settlement is planned and likely to occur, thus any exchange differences arising on the intercompany loan are recognized in net loss. Exchange adjustments resulting from transactions executed in currencies other than the Company’s functional currency are included in other income (expense), net in the statements of operations.
Income Taxes — Income taxes are recognized during the period in which transactions are entered into the determination of financial statement income, with deferred income taxes being provided for the tax effect of temporary differences between the carrying amount of assets and liabilities and their tax bases.
Valuation allowances are determined based on the realizability of the deferred tax assets. Relevant factors to determine the realizability of the assets include future taxable income, the expected timing of the reversal of temporary differences, tax planning strategies and the expiration dates of tax carryforwards. Valuation allowances are established for those assets that are not determined to be more likely than not to be realized.
The Company records liabilities for income tax uncertainties in accordance with the recognition and measurement criteria prescribed in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, Income Taxes. The tax benefits and related reserves are measured throughout the year, taking into account new legislation, regulations, case law and audit results. The Company recognizes income tax-related interest and penalties within the income tax provision.
Share-based Compensation — The Company issued common stock of the Company’s U.S. subsidiary to an employee. The Company recognizes compensation expense based on the grant-date fair value of the common stock over the required service or performance periods. The estimated fair values of the common stock issued were determined using a market approach to develop an overall enterprise value, including the use of projections of future cash flows and the use of typical multiples for the industry.
Advertising — Advertising costs, which include trade-shows, web and print materials, were £247,089 and £163,895 for the three months ended March 31, 2010 and 2009 (unaudited), respectively. Advertising costs were £457,477 and £281,186 for the years ended December 31, 2009 and 2008, respectively. Advertising costs are expensed in the period in which the advertising first takes place.
3. RECENT ACCOUNTING PRONOUNCEMENTS
In June 2009, the FASB issued FASB ASC Topic 105, Generally Accepted Accounting Principles (“FASB ASC 105”) (formerly FASB Statement No. 168, The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162). FASB ASC 105 provides for the FASB ASC (the “Codification”) to become the single official source of authoritative, nongovernmental U.S. GAAP. FASB ASC 105 is effective for interim and annual periods ending after September 15, 2009. The Company adopted FASB ASC 105 for the year ended December 31, 2009. The implementation of this topic did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.
In May 2009, the FASB issued an amendment to FASB ASC Topic 855, Subsequent Events (“FASB ASC 855”) (formerly FASB Statement No. 165, Subsequent Events). FASB ASC 855 provides general standards for the accounting and reporting of subsequent events that occur between the balance sheet date and issuance of financial statements. The topic requires the issuer to recognize the effects, if material, of subsequent events in the financial statements if the subsequent event provides additional evidence about conditions that existed as of the balance sheet date. Subsequent events must be considered through the date of filing the issuer’s financial statements. The issuer must also disclose the nature of any non-recognized subsequent events. Non-recognized subsequent events include events that provide evidence about conditions that did not exist as of the balance sheet date, but which are of such a nature that they must be disclosed to keep the financial statements from being misleading. The topic is effective for interim and annual periods ending after June 15, 2009. The Company adopted FASB ASC 855, as amended, for the year ended December 31, 2009. The implementation of this topic did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.
In September 2009, the FASB issued Accounting Standards Update, or ASU, No. 2009-13, Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”). ASU 2009-13 amends existing revenue guidance related to revenue arrangements with multiple deliverables to allow the use of companies’ estimated selling prices as the value for deliverable elements under certain circumstances and to eliminate the use of the residual method for allocation of deliverable elements. ASU 2009-13 is effective for fiscal years beginning on or after June 15, 2010, with earlier adoption permitted. The Company is currently evaluating the impact, if any, this standard will have on its consolidated financial statements.
4. FAIR VALUE MEASUREMENTS
On January 1, 2008, the Company adopted the provisions of FASB ASC 820, Fair Value Measurements and Disclosures, (“FASB ASC 820”) for financial assets and liabilities. FASB ASC 820 defines fair value, thereby eliminating inconsistencies in guidance found in various prior accounting pronouncements and increases disclosures surrounding fair value calculations.
FASB ASC 820 establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. The three levels of input are defined as follows:
•	Level 1 — Unadjusted quoted market prices for identical assets or liabilities in active markets that the Company has the ability to access.

•	Level 2 — Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable (interest rates, yield curves, prepayment speeds, default rates, loss severities, etc.) or can be corroborated by observable market data.

•	Level 3 — Valuations based on models where significant inputs are not observable. The unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use.
FASB ASC 820 requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs. If a financial instrument uses inputs that fall in different levels of the hierarchy, the instrument will be categorized based upon the lowest level of input that is significant to the fair value calculation.
The Company’s cash equivalents are valued utilizing quoted market prices.
The following table summarizes the asset measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3	Total
As of March 31, 2010 (unaudited)	£—	£—	£—	£—
As of December 31, 2009:
Assets — cash equivalents	£1,313,958	£—	£—	£1,313,958
As of December 31, 2008	£—	£—	£—	£—

5. PROPERTY AND EQUIPMENT
Property and equipment, net consisted of the following:

	As of March 31,	As of December 31,
	2010	2009	2008
	(unaudited)
Furniture and fixtures	£141,706	£146,914	£55,275
Office equipment	267,283	251,641	93,766
Leasehold improvements	56,573	12,040	—
Computer software	5,149	5,338	3,737

	470,711	415,933	152,778
Accumulated depreciation and amortization	(172,039)	(144,497)	(67,824)

Total	£298,672	£271,436	£84,954

Depreciation and amortization expense for property and equipment was £24,479 and £20,396 for the three months ended March 31, 2010 and 2009 (unaudited), respectively, and £79,759 and £31,102 for the years ended December 31, 2009 and 2008, respectively.
6. COMMITMENTS AND CONTINGENCIES
Operating Leases
The Company is obligated, as lessee, under non-cancelable operating leases for office space in Rutland, United Kingdom, and Naperville, Illinois, expiring on March 20, 2014 and March 31, 2012, respectively. In addition, the Company is obligated, as lessee, under non-cancelable operating leases for vehicles through May 11, 2013. As of December 31, 2009, the future minimum payments required under all operating leases with terms in excess of one year are as follows:

2010	£243,499
2011	267,487
2012	166,332
2013	133,402
2014	28,689

£839,409

Rent expense was £46,906 and £51,473 for the three months ended March 31, 2010 and 2009 (unaudited), respectively. Rent expense was £179,240 and £66,385 for the years ended December 31, 2009 and 2008, respectively.
Legal Proceedings
The Company is currently not subject to any material litigation or regulatory proceedings.
Concentrations of Credit Risk
The Company maintains deposits with major financial institutions with balances that exceed federally insured limits. Management believes that the related credit risk is minimal. The Company has not experienced any loss from such risk.

7. EQUITY (DEFICIT)
Common Stock
The Company has authorized 1,000,000 shares of common stock with a par value of £1.00 per share. All holders of common stock are entitled to one vote for each share outstanding.
Dividends on Common Stock
In the years ended December 31, 2009 and 2008, the Company declared dividends on common stock of £120,000 and £121,500, respectively to the three stockholders of record.
Noncontrolling Interest
The noncontrolling interest originates from share-based compensation to an employee consisting of grants of shares of the Company’s U.S. subsidiary. The employee’s ownership percentage in the U.S. subsidiary was 10.0%, 6.6% and 3.3% as of December 31, 2009, 2008 and 2007, respectively. The changes in the employee’s ownership percentages were the result of additional share-based compensation granted in the years ended December 31, 2009 and 2008, as discussed in the following note. The changes in the Company’s stockholders’ deficit due to the changes in the Company’s ownership percentage in its U.S. subsidiary are as follows for the years ended December 31:

	2009	2008
Transfers to the noncontrolling interest:
Decrease in Educationcity Limited additional paid-in capital	£(7,589)	£(15,079)
Decrease in Educationcity Limited accumulated other comprehensive loss	11,065	15,079

Total increase in Educationcity Limited stockholders’ deficit related to change in ownership	£3,476	£—

8. SHARE-BASED COMPENSATION
In December 2009 and 2008 the Company issued 240 and 220 shares, respectively, of common stock of the Company’s U.S. subsidiary to an employee. As a result, the Company recognized share-based compensation of £371,883 and £226,953 for the years ended December 31, 2009 and 2008, respectively.
The Company has determined the fair value of this common stock granted in 2009 and 2008 to be £1,550 and £1,032 per share, respectively. The estimated fair values of the common stock issued were determined using a market approach to develop an overall enterprise value, including the use of projections of future cash flows and the use of typical multiples for the industry. The Company recognized compensation expense immediately upon grant, as the shares are fully vested upon receipt.
9. INCOME TAXES
The components of the Company’s benefit from income taxes are as follows:

	For the three months ended March 31,		For the years ended December 31,
	2010	2009	2009	2008
	(unaudited)
United Kingdom:
Current	£—	£—	£10,869	£31,127
Deferred	(99,177)	(78,694)	127,634	64,702
U.S. Federal:
Current	12,647	—	—	—
Deferred	(129,773)	(68,983)	(470,251)	(243,984)
U.S. State:
Current	3,028	—	—	—
Deferred	(29,868)	(15,828)	(108,259)	(56,165)

Total	£(243,143)	£(163,505)	£(440,007)	£(204,320)

A reconciliation of the Company’s effective income tax rate and the United Kingdom statutory income tax rate is summarized as follows:

	For the three months ended March 31,		For the years ended December 31,
	2010	2009	2009	2008
	(unaudited)
Statutory income tax rate	21.0%	21.0%	21.0%	21.0%
Foreign taxes	5.6	33.9	33.9	21.1

Effective tax rate	26.6	54.9	54.9	42.1
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consisted of the following as of December 31:

	2009	2008
Deferred tax assets:
Current:
Deferred revenue	£668,722	£355,312
Accrued expenses	302,714	285,882
Share-based compensation	145,052	9,447
Development costs	—	16,800
Net operating loss carryforwards	37,090	213,590

Total	1,153,578	881,031

Noncurrent:
Net operating loss carryforwards	—	18,834
Deferred revenue	455,312	179,773

Total	455,312	198,607

Total deferred tax assets	£1,608,890	£1,079,638

Deferred tax liabilities:
Current:
Accounts receivable	£399,273	£206,814
Prepaid expenses	17,252	21,784
Intercompany loan	—	67,878

Total	416,525	296,476

Noncurrent:
Property and equipment, net	44,599	16,422

Total deferred tax liabilities	£461,124	£312,898

The Company has not recorded a valuation allowance against its deferred tax assets, as it believes that it is more likely than not that all deferred tax assets will be realized in future periods. A review of all positive and negative evidence of realizability was considered in determining the need for a valuation allowance. Furthermore, the weight given to the potential effect of such evidence was commensurate with the extent to which it can be objectively verified. The U.K. net operating loss of £89,687 as of December 31, 2009 originated in the year ended December 31, 2008 and does not expire. The U.S. net operating loss of £46,810 as of December 31, 2009 originated in the year ended December 31, 2007 and expires in 2027.
The Company has not identified or recorded any liability for any uncertain tax positions and does not believe it is reasonably possible that any liability will be identified or recorded within the foreseeable future. The tax years ended December 31, 2007 through 2009 are available for audit by taxing authorities in the U.K. and the U.S. No notifications have been received regarding future tax audits and no audits are currently ongoing.

10. EMPLOYEE BENEFIT PLANS
In January 2010, the Company established a 401(k) defined contribution plan for all U.S. employees who meet certain eligibility requirements. The plan allows for elective deferrals by qualifying participants. The Company may elect to make contributions for its qualifying participants. Participants are 100% vested in the portion of the plan representing employee and employer contributions. During the three months ended March 31, 2010, the Company made no contributions under this plan.
The Company has established a defined contribution plan for all of its U.K. Directors. The plan allows for elective deferrals by the Directors. The Company may elect to make contributions to the Directors. The Directors are 100% vested in the portion of the plan representing employee and employer contributions. The Company made no contributions under this plan in the three months ended March 31, 2010 (unaudited), £470,000 in the three months ended March 31, 2009 (unaudited), and £470,000 for each of the years ended December 31, 2009 and 2008.
11. SEGMENT INFORMATION
The Company operates as one operating segment as the principal business activity relates to providing subscription-based online educational services. The chief operating decision maker, the Chief Executive Officer, evaluates the performance of the Company based upon consolidated revenue.
Revenue by geographic region was as follows:

	For the three months ended March 31,		For the years ended December 31,
	2010	2009	2009	2008
	(Unaudited)
United Kingdom	£1,054,462	£921,099	£3,898,187	£3,346,369
United States of America	577,120	324,726	1,584,771	563,777

Total	£1,631,582	£1,245,825	£5,482,958	£3,910,146

Long-lived assets by geographic region were as follows:

	As of March 31,	As of December 31,
	2010	2009	2008
	(Unaudited)
United Kingdom	£192,801	£187,279	£32,239
United States of America	122,270	99,738	63,240

Total	£315,071	£287,017	£95,479

12. RELATED-PARTY TRANSACTIONS
The building where the Company leases office space in Rutland, United Kingdom is owned by the pension funds of two shareholders of the Company. The Company made payments under this lease of £33,477 for the three months ended March 31, 2010 (unaudited) and £136,812 for the year ended December 31, 2009. No payments were made under this lease for any other periods presented.
13. SUBSEQUENT EVENTS
On June 9, 2010 Educationcity Limited was acquired by Archipelago Learning, Inc. for a purchase price of approximately $87 million.
On May 21, 2010, the Company entered into an amendment of its office lease in Naperville, Illinois. The amendment increases the amount of leased space in the building and increases the Company’s minimum lease commitment by £33,968, £70,484 and £17,833 in the years ended December 31, 2010, 2011 and 2012, respectively.
We have evaluated subsequent events through July 30, 2010, the date of issuance of these consolidated financial statements.